EX-99.23(q)(2)

                             BHR INSTITUTIONAL FUNDS

     I hereby appoint Joshua B. Deringer, Michael P. Malloy, John Leven, and Holly Butson attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement or Amendment thereto of BHR INSTITUTIONAL FUNDS (Registration Nos. 333-135371/811-21913) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

     I have signed this Power of Attorney on November 20th, 2008.


                                        /s/ Malcolm MacColl
                                        ----------------------------------------
                                        Malcolm MacColl